POWER OF ATTORNEY

Each of the undersigned, being a director and/or officer of RF Micro Devices, Inc. (the "Company"), hereby nominates, constitutes and appoints Robert A. Bruggeworth and William A. Priddy, Jr., or any one of them severally, to be his true and lawful attorney-in-fact and agent and to sign in his name and on his behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the "Commission"), a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance of certain shares of the common stock, no par value, of the Company (the "Common Stock") in connection with the 2003 Stock Incentive Plan of RF Micro Devices, Inc., as amended, and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes in the Registration Statement as such attorney-in-fact and agent deems appropriate, and generally to do all such things on his behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended (the "Securities Act"), and all requirements of the Commission.

This Power of Attorney has been signed by the following persons in the capacities indicated on October 29, 2008.

/s/ Robert A. Bruggeworth Name: Robert A. Bruggeworth Title: President, Chief Executive Officer and Director (principal executive officer)	/s/ William A. Priddy, Jr. Name: William A. Priddy, Jr. Title: Chief Financial Officer, Corporate Vice President of Administration and Secretary (principal financial officer)
/s/ Barry D. Church Name: Barry D. Church Title: Vice President and Corporate Controller (principal accounting officer)	/s/ Daniel A. DiLeo Name: Daniel A. DiLeo Title: Director
/s/ Jeffery R. Gardner Name: Jeffery R. Gardner Title: Director	/s/ John R. Harding Name: John R. Harding Title: Director
/s/ Albert E. Paladino Name: Dr. Albert E. Paladino Title: Director	/s/ Casimir S. Skrzypczak Name: Casimir S. Skrzypczak Title: Director
/s/ Erik H. van der Kaay Name: Erik H. van der Kaay Title: Director	/s/ Walter H. Wilkinson, Jr. Name: Walter H. Wilkinson, Jr. Title: Director